UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2007

Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117

(Address of principal executive offices and zip code)

(800) 232-3888

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

The registrant hereby incorporates by reference the disclosure made in Item 5.02 below.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2007, Teletouch Communications, Inc. (“Teletouch”), Progressive Concepts, Inc. (“PCI”) and Progressive Concepts Communications, Inc. (“PCCI”) (PCI, PCCI and Teletouch together, the “Company”) and George Hechtman, Chief Operating Officer of PCI, entered into a certain separation agreement (the “Separation Agreement”) pursuant to which Mr. Hechtman’s employment with PCI was terminated effective as of July 16, 2007. The Separation Agreement terminated Mr. Hechtman’s previous employment agreement dated as of December 19, 2002 (the “Employment Agreement”) with the Company effective as of July 16, 2007. Mr. Hechtman’s services as an officer of PCI and an officer and director of any of the Company’s affiliates also ceased as of the same date.

The Separation Agreement set forth the terms and provisions of termination of Mr. Hechtman’s employment with the Company as well as certain severance or similar payments by the Company to Mr. Hechtman following such termination. The parties to the Separation Agreement executed a mutual release with respect to any claims or causes of action relating to Mr. Hechtman’s employment by PCI, to the termination thereof or to the Employment Agreement. Further, the parties agreed that certain non-competition and non-solicitation provisions of the Employment Agreement would survive the termination of the Employment Agreement. In consideration for a full and final settlement of any and all claims related to Mr. Hechtman’s employment at PCI, the Company agreed to pay a total sum of $240,000, paid in equal installments in accordance the Company’s customary payroll practices, representing Mr. Hechtman’s current annual base salary at PCI less any payments made or to be made by PCI to Mr. Hechtman after July 16, 2007 and through the expiration of the Revocation Period (as the term is defined below). The Separation Agreement contains other terms and provisions that are customary in the agreements of similar nature.

In accordance with the Age Discrimination in Employment Act of 1967, as amended, Mr. Hechtman is entitled to 7 days following his signing the Separation Agreement within which to revoke the Separation Agreement (the “Revocation Period”). Therefore, the Separation Agreement will not become effective or enforceable by either party thereto until the July 27, 2007 which is the 1st business day following the expiration of the Revocation Period.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the Separation Agreement.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 2007	By:	/s/ Thomas A. Hyde, Jr.
	Name:	Thomas A. Hyde, Jr.
	Title:	President and Chief Operating Officer